Exhibit 5.1

300 North LaSalle Street
Chicago, Illinois 60654

(312) 862-2000	Facsimile: (312) 862-2200

www.kirkland.com
February 28, 2011
Clearwire Corporation
4400 Carillon Point
Kirkland, Washington 98033
Ladies and Gentlemen:
     We are acting as counsel to Clearwire Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3, originally filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2011, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the proposed registration by the Company of up to 108,843,261 shares of Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”) for resale by certain selling stockholders (the “Selling Stockholders”). The shares of Common Stock to be registered pursuant to the Registration Statement (the “Shares”) may be issued by the Company upon the exchange of the 8.25% Exchangeable Notes due 2040 (the “Notes”) issued by the Company’s subsidiaries Clearwire Communications LLC and Clearwire Finance, Inc. (together, the “Issuers”).
In connection with the registration of the Shares, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) the Indenture, dated as of December 8, 2010 (the “Indenture”), by and among the Issuers, the guarantors thereunder and Wilmington Trust FSB, as trustee, relating to the Notes, (iii) the Notes, (iv) the Stock Delivery Agreement, dated as of December 8, 2010 (the “Stock Delivery Agreement”), by and among the Company and the Issuers, (v) minutes and records of the corporate or limited liability company proceedings, as applicable, of the Company and the Issuers; and (vi) the Registration Statement. persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.
For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of
Hong Kong     London     Los Angeles     Munich     New York     Palo Alto     San Francisco     Shanghai     Washington, D.C.

Clearwire Corporation
February 28, 2011

     We have also assumed that:
     (i) the Registration Statement will be effective at the time the Shares are offered as contemplated by the Registration Statement;
     (ii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby to the extent necessary;
     (iii) all Shares will be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement; and
     (v) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Shares to be offered and sold in the manner stated in the Registration Statement or any applicable prospectus supplement.
     Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the Shares that may be issued upon exchange of the Notes have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Stock Delivery Agreement, will be validly issued, fully paid and non-assessable.
     Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Clearwire Corporation
February 28, 2011

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Shares.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Shares may be sold from time to time by the holders thereof as contemplated by the Registration Statement, and this opinion is limited to the laws, including the General Rules and Regulations promulgated under the Securities Act, as in effect on the date on which the Registration Statement is declared effective by the Commission under the Securities Act, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,
/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP